UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2010
___________________

ARABIAN AMERICAN DEVELOPMENT COMPANY

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1600 Hwy 6 South, Suite 240, Sugar Land, Texas 77478
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (409) 385-8300

P.O. Box 1636, 7752 FM 418, Silsbee, Texas 77656
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2010, Registrant entered into a Letter of Intent and Agreement and Plan of Reorganization with Silsbee Trading and Transportation Corp. (“STTC”), a Texas corporation owned by Nicholas N. Carter, pursuant to which South Hampton Transportation, Inc. (“SHTI”), a Delaware corporation and an indirect wholly owned subsidiary of Registrant, agreed to merge with STTC, with STTC being the surviving corporation of the merger.  SHTI is a wholly owned subsidiary of Texas Oil & Chemical Co. II, Inc. (“TOCCO”), a Texas corporation, and TOCCO is a wholly owned subsidiary of Registrant.

The merger will be considered complete once the Certificates of Merger filed with the Secretaries of the States of Texas and Delaware are approved.

Prior to the merger, South Hampton Resources, Inc., a Texas corporation and wholly owned subsidiary of TOCCO, leased transportation related equipment from STTC pursuant to a Master Lease Agreement dated February 3, 2009.  Since Mr. Carter held all of the common stock of STTC and also served as President and CEO of Registrant, this arrangement was previously disclosed under “Certain Transactions” in the Registrant’s previous filings.  This merger eliminates this “related party transaction.”

Summary of Merger Terms and Conditions.

●	Assets held by STTC at time of merger include trucks, tractors, trailers, dozer, real property and improvements, tanks and tires (“Assets”). See Note 1;

●	Liability for debt to third-party lenders of $596,621 will remain with surviving corporation (“Debt”);

●	Net Agreed Value of Assets excluding Debt is $1,099,895 (“NAV”);

●	STTC shareholder received $250,000 from Registrant;

●	STTC shareholder received $300,000 note from Registrant bearing interest at rate of 4% per annum, with 3 year term;

●	STTC shareholder received 232,170 shares of Registrant’s common stock restricted for 2 year period. See Note 2;

●	Registrant to pay STTC federal income tax liability for 11-month period in 2010 estimated at $20,000; and

●	STTC shareholder to indemnify Registrant and surviving corporation against any and all pre-merger liabilities, excluding Debt and 2010 federal income tax.

Note 1 – Assets were valued at $1,846,516.00 by independent third-party appraisers retained by Registrant.
Note 2 – Number of shares calculated as follows: $1,099,895 NAV - $250,000 Cash - $300,000 Note = $549,895; Average closing price of Registrant’s common stock for 60 trading day period pre-merger (9/7/10 – 11/30/10) was $2.6317 less 10% discount (due to 2 year restriction) equaled $2.3685 per share; and finally $549,895 / $2.3685 = 232,170 shares of common stock.

Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description

2.01
Agreement and Plan of Reorganization, dated November 30, 2010, by and between Registrant, Silsbee Trading and Transportation Corp, and South Hampton Transportation, Inc.  Copies of Schedule 3.11 entitled “Company Contracts” containing a list of the six loan agreements and Lease Agreement, and Schedule 6.3(d) entitled “Company Owned Assets” containing a description of assets held by Silsbee Trading and Transportation Corp. at the time of merger are not attached.  Registrant agrees to furnish supplemental copies of these omitted Schedules to the Securities and Exchange Commission upon request.

10.1
Letter of Intent, dated November 30, 2010, by and between Registrant, Silsbee Trading and Transportation Corp., South Hampton Transportation, Inc., Texas Oil & Chemical Co. II, Inc., and Nicholas N. Carter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arabian American Development Company
Date: December 2, 2010	By:	/s/ Connie Cook
Connie Cook
Secretary and officer duly authorized to sign on behalf of the registrant